                                                                   EXHIBIT 10.21

                               FRANCHISE AGREEMENT
                              FOR EXCLUSIVE DEMAND
                         GROUND TRANSPORTATION SERVICES




                           Miami International Airport
                              Dade County, Florida



                   MIAMI SHUTTLE, INC. d/b/a SUPERSHUTTLE (TM)
                                     Carrier



                                 Effective Date




                                          Agreement No.

                                          Customer No.

                                          Resolution No. R-1129-92


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              4.08           Advertising                               12
              4.09           No Interference                           12
              4.10           Waste Disposal                            12

         ARTICLE 5           PERSONNEL

              5.01           Manager                                   12
              5.02           Starter Services                          13
              5.03           Employees                                 13
              5.04           Employee Discipline                       14

         ARTICLE 6           FARES AND RATES

              6.01           No Assignment                             14
              6.02           Fare Adjustments                          14
              6.03           Potting and Fares                         14

         ARTICLE 7           INDEMNIFICATION                           15

         ARTICLE 8           INSURANCE

              8.01           Insurance Required                        15
              8.02           Insurance Certificates Required           16
              8.03           Carrier Liable                            16
              8.04           Right to Examine                          16
              8.05           Special Default                           16

         ARTICLE 9           ASSIGNMENT AND OWNERSHIP

              9.01           No Assignment                             17
              9.02           Ownership of Carrier                      17

        ARTICLE 10           LABOR ACTIVITY                            17

        ARTICLE 11           TERMINATION BY COUNTY

             11.01           Payment Defaults                          17
             11.02           Revenue Control and Audit Defaults        17
             11.03           Default Terminations                      18
             11.04           Other Terminations                        18
             11.05           Habitual Default                          18
             11.06           Automatic Termination                     19

        ARTICLE 12           TERMINATION BY CARRIER                    19

        ARTICLE 13           TERMINATION BY CONCESSIONAIRE

             13.01           Employment Discrimination                 19
             13.02           Nondiscriminatory Access to Service       20
             13.03           Breach of Nondiscrimination Covenants     20
             13.04           Affirmative Action and Disadvantaged
                             Business Enterprise Programs              20


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        ARTICLE 14           RULES, REGULATIONS AND PERMITS

             14.01           Rules and Regulations                     21
             14.02           Violations of Rules and Regulations       21
             14.03           Permits and Licenses                      21
             14.04           Alcohol and Drug Testing                  21
             14.05           Drug-Free Workplace Certification         22

        ARTICLE 15           TRUST AGREEMENT AND BOND RESOLUTION

             15.01           Incorporation of Trust Agreement
                             and Bond Resolution by Reference          24
             15.02           Adjustment of Terms and Conditions        24
             15.03           Carrier Right to Terminate                25

        ARTICLE 16           CIVIL ACTIONS

             16.01           Governing Law; Venue                      25
             16.02           Notice of Commencement of Civil Action    25
             16.03           Registered Office/Agent; Jurisdiction     26

        ARTICLE 17           OTHER PROVISIONS

             17.01           Cooperation at Termination                26
             17.02           Payment of Taxes                          26
             17.03           Rights to be Exercised by Department      26
             17.04           Rights of County at Airport               26
             17.05           Federal Subordination                     26
             17.06           Notices                                   27
             17.07           Severability                              27
             17.08           No Waiver                                 27
             17.09           Right to Regulate                         28
             17.10           Inspections                               28
             17.11           Headings                                  28
             17.12           Binding Effect                            28
             17.13           Performance                               28
             17.14           County-Carrier Relationship               28
             17.15           Entirety of Agreement                     29

        Signatures                                                  30/31

          EXHIBITS           A, B, C, D, E


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                                TABLE OF CONTENTS

                                                                         PAGE

         ARTICLE 1           TERMS

              1.01           Term                                          1
              1.02           Extensions                                    1
              1.03           Deleted
              1.04           Bid Incorporated                              2

         ARTICLE 2           SERVICES

              2.01           Services - General                            2
              2.02           Demand Services - Defined                     2
              2.03           Prearranged Contract Services - Defined       3
              2.04           Demand Services - Service Areas               3
              2.05           Demand Service Zones                          3
              2.06           Vehicle Storage Area                          4
              2.07           Service Obligations                           4
              2.08           Terminal Building - Curbside, Leased Space    4
              2.09           Control Check Booths                          5
              2.10           Public Buses                                  5
              2.11           Terminal and Ground Transportation
                              Improvements Programs                        5
              2.12           Adjustment of Minimum Guarantee Due to
                              Impact by Construction                       5
              2.13           Emergency Services                            5

         ARTICLE 3           PAYMENTS AND REPORTS

              3.01           Minimum Annual Guarantee                      6
              3.02           Adjustment of Minimum Annual Guarantee        6
              3.03           Percentage Fee                                6
              3.04           Gross Revenues                                7
              3.05           Late Payment Charge                           7
              3.06           Worthless Check or Draft                      7
              3.07           Address for Payments                          8
              3.08           Payments Security                             8
              3.09           Records and Reports                           8
              3.10           Revenue Control Procedures                    9
              3.11           Monthly Report and Gross Revenues             9
              3.12           Annual Audit Required                         9
              3.13           Right To Inspect                              9

         ARTICLE 4       OPERATIONS

              4.01           Vehicles                                     10
              4.02           Passenger Loading                            11
              4.03           Substitute Service                           11
              4.04           Vehicle Waiting                              11
              4.05           Complaints                                   11
              4.06           Lost and Found                               12
              4.07           No Solicitations                             12


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                                                      Cust.  No.
                                                      Reso.  No.
                                                      Date:
                                                      Doc. Name     GTFRAN.AGT


                  EXCLUSIVE DEMAND GROUP TRANSPORTATION
                  FRANCHISE AGREEMENT BETWEEN DADE COUNTY,
                  FLORIDA, AND MIAMI SHUTTLE, INC. d/b/a
                  SUPERSHUTTLE  (TM)
                  MIAMI INTERNATIONAL AIRPORT


         THIS FRANCHISE AGREEMENT ("Agreement" or "Franchise") made and entered into as of the 13 day of OCTOBER, 1992 by and between DADE COUNTY, Florida ("County") and MIAMI SHUTTLE, INC. d/b/a SUPERSHUTTLE(TM), a Florida corporation, authorized to do business in the State of Florida ("Carrier").


                                   WITNESSETH:


         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    Article 1
                                      Term

         1.01 Term: The County hereby grants to the Carrier for an initial term of four years, commencing January 1, 1993 and ending December 31, 1997, the exclusive right to provide demand ground transportation service from Miami International Airport ("Airport") and the nonexclusive right to provide demand ground transportation service to the Airport, as described herein, unless sooner terminated or extended as provided for herein.

         1.02 Extension: The County reserves the right to extend this Agreement for four additional one-year periods upon the terms and conditions contained herein. Such right shall be exercised by the Aviation Department of the County ("Department"), acting on behalf of the County. In the event the Department elects to extend this Agreement, the Carrier shall be notified in writing at least 90 days prior to the expiration of the initial term or any previous extension(s), as applicable. In the event the Department does not give such notice, this Agreement shall terminate as provided herein. The Carrier shall within 15 days following receipt of notice from the Department, have the right to reject any such extension by written notice to the Department and, if so rejected, this Agreement shall terminate as provided for in Article 1.01 above or at the end of any previous extension period. Failure of the Carrier to respond


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to the Department within the 15 day period shall automatically constitute acceptance of the extension.

         1.03 Omitted intentionally.

         1.04 Bid incorporated: The Carrier acknowledges that it has submitted to the County a bid ("Bid") that was the basis for the award of this Agreement and upon which the County has relied. The Bid of the Carrier, where not inconsistent with the terms of this Agreement, is hereby incorporated into this Agreement by reference.

         If the Carrier as part of its Bid evidenced the minimum experience required in the Bid Documents through a corporate officer, the Carrier must at all times during the term of this Agreement employ a corporate officer, full-time, who shall be responsible for operations under this Agreement with equal or better qualifications as those of such corporate officer set forth in its Bid which qualified the Carrier. Failure to maintain such a corporate officer shall be a default hereunder and this Agreement shall be cancellable upon 30 calendar days notice of such default by the Department unless such default is cured within the notice period.

                                    Article 2
                                    Services

         2.01 Services - General: The County hereby grants to the Carrier the exclusive franchise, including the attendant obligations, to provide multiple party vehicle, demand ground transportation services from designated zones in the vicinity of the Terminal Building ("Terminal") at Miami International Airport ("Airport"). The County also hereby grants the Carrier the nonexclusive right to provide demand ground transportation services to drop-off areas at the Terminal at the Airport as designated by the Department.

         2.02 Demand Services - Defined: The term "Demand Services", as used herein, is defined to mean ground-transportation services provided to any person requesting same on a demand basis from the designated demand service pick-up zones at the Airport, to any and all points within service areas designated by the Carrier and from such designated service areas to designated drop-off areas at the Terminal at the Airport and for which service the charges or fares are fixed and are paid for by or on behalf of said person at the time the service is rendered in cash or by voucher. All points shall mean door to door service. Said demand service pick-up zones and service areas are defined and set forth in
Article 2.05 herein. For the purposes of this Agreement, Demand


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Services does not include ground transportation services provided by taxicabs, as defined in the Code of Metropolitan Dade County, Florida, or Prearranged Contract Service as defined herein. At all times the obligation of the Carrier to provide required Demand Services shall take precedence over any right of the Carrier to provide Prearranged Contract Services under separate Permit, in the event of any conflicts or problems with equipment or manpower availability.

         2.03 Prearranged Contract Services - Defined: The term "Prearranged Contract Services," as used herein is defined to mean nonexclusive ground transportation services provided at a prearranged time, by a single vehicle or, in the case of large groups, by multiple vehicles specifically assigned for such services, from the Airport, to a predetermined specific location, which services are arranged and contracted for in advance of the arrival of the person or persons to be transported at the Airport, and for which service the charges or fares for the service are paid for either in advance by said person or persons as part of a tour, through fare, group or similar arrangement or through an after the fact billing or credit arrangement, as in the case of airline crew transportation services. The provision of Prearranged Contract Services at the Airport, by the Carrier, shall be subject to the issuance by the Department of permits separate and apart from this Agreement and uniform procedures and fees established by the Department and by Operational Directive 24.

         2.04 Demand Services - Service Areas: The Carrier shall have the obligation to provide Demand Services to all of Dade County, as a minimum, and to other areas, as designated by the Carrier in the Bid submitted by the Carrier, pursuant to the award of this Agreement, and incorporated herein by reference and hereby designated Exhibit A, and any special remote passenger terminal facilities which might be established to serve the Airport ("Service Areas") using such equipment provided by the Carrier pursuant to Article 4.01. The Carrier with the Department's written concurrence may add, delete or change the Service Areas each six months during the term or any extensions of this Agreement, in order to provide services consistent with customer demand. At least 30 days in advance of any change in Service Areas, the Carrier shall publish and post notice of the Service Areas, prices, service frequencies and loading rules to be used in the following six month period.

         2.05 Demand Service Zones: Exhibit B, dated May 18, 1992, attached hereto and made a part hereof, shows, for the Airport, the preferential use service zones, to be used by the providers of Prearranged Contract Services, and the 24 hour demand service zones, to be used by the Carrier, taxicabs as defined by County ordinance, authorized rent-a-cars, and other vehicles owned or


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authorized by the Department to operate in the 24 hour demand service zones which are not transporting demand services passengers into or off the Airport ("Service Zones"). The Department, to accommodate changing patterns of ground transportation service demands, Airport operational and environmental concerns and Airport construction activities, shall have the right to change such Service Zones, upon due notice to the Carrier and other users of the Service Zones. The Department, at all times, shall have the right and duty to control, by means of operational directives, rules and regulations and other policy statements, the methods and areas of operation and number and size of vehicles, in general or by type of service provided (taxicab, rent-a-car, vehicles of the Carrier, etc.), to be allowed at any time within the Service Zones, and particularly the 24 hour Demand Service Zones. Further, the Department shall have the right to move high density Demand Services of the Carrier from the Service Zones to other designated areas when required by operational necessity.

         2.06 Vehicle Storage Area: The Vehicle Storage Area, shown on Exhibit C, attached hereto and made a part hereof, shall be reserved for the use of taxicabs, other holders of Department issued permits, and temporary storage of up to ten vehicles to be used in providing Demand Services under this Agreement. The Department shall have the right to reassign use of or relocate the vehicle storage area, but in no event shall the reassigned/relocated storage area provide for less than ten vehicles of the Carrier.

         2.07 Service Obligations: The Carrier shall be obligated to provide all the ground transportation services authorized herein 24 hours per day each day of the year, and shall promptly provide such transportation service to all passengers arriving at curbside at the Airport Terminal facility. Promptly shall mean within fifteen minutes of such passenger arrival at curbside. The Carrier shall adequately meet all demands for such service, including the implementation of additional services as provided for by this Agreement. The Department, in writing, may authorize the substitution of scheduled departure service to low customer demand Service Areas or the subcontracting of such service under such terms established by the Department. In the event the said services are subcontracted, the Carrier shall use its best efforts to insure that at least 10% of the service under subcontract shall be provided by disadvantaged business enterprises.

         2.08 Terminal Building - Curbside Leased Space: In the event that the Carrier desires to lease, and the Department agrees to lease, vehicle dispatch facilities, counter space, office space, vehicle service or storage areas or other facilities in or about the Terminal Building and/or Terminal Building Curbside areas, not specifically provided under the terms of this Agreement, other than designated Demand Service


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starter positions, then such facilities shall be leased at prevailing rental rates,

         2.09 Control Check Booths: The Carrier shall staff, operate and maintain the control check booths assigned by the Department to the operation. All vehicles of the Carrier arriving at the Airport and all Demand Service vehicles of the Carrier departing Demand Service Zones shall, unless otherwise authorized by the Department, stop at the control check booths for the making of required internal control checks, passenger counts, and so forth. Data collected by the Carrier from such control check booths shall be made available to the Department for its internal use.

         2.10 Public Buses: Nothing contained herein shall prevent the County, through the Department or another agency of the County, from providing public transportation or using public buses from and to the Airport and such shall not constitute a violation of the exclusive rights granted by this Agreement.

         2.11 Terminal and Ground Transportation Improvements Programs: The Carrier acknowledges that the County is currently undertaking Terminal and Ground Transportation Improvements Programs that will include airline relocations, changes in access to the Terminal and concourses, construction of new concession spaces, construction of new parking garages, a central toll plaza, widening of the upper and lower drive lanes, realignment of Central Boulevard, a new bus loop, and other improvements that may affect various transportation operations in the Terminal Building Area. THE TERMINAL AND GROUND TRANSPORTATION IMPROVEMENTS PROGRAMS MAY OR MAY NOT AFFECT THE OPERATION OF THE CARRIER AND THE DEMAND SERVICE ZONES, AND THE COUNTY SHALL BE FREE FROM ANY AND ALL LIABILITY TO THE CARRIER FOR BUSINESS DAMAGES OCCASIONED DURING SUCH IMPROVEMENTS PROGRAMS.

         2.12 Adjustment of Minimum Guarantee Due to Impact by Construction:
After the first year of this Agreement, in the event that the Carrier's demand service passenger ridership leaving the Airport is adversely affected by construction impacting passenger or vehicular access to the Demand Service Zones at the Terminal, reflected by a 10 percent or more reduction in such ridership from the previous year, and the deplaning/enplaning passenger counts of the Airport for the same period have not decreased, the Department shall reduce the Minimum Monthly Guarantee payment required under Article 3.01 by the same percentage of such reduction in ridership, for the month(s) affected. The Carrier must submit a request, in writing to the Department for such reduction in the Minimum Monthly Guarantee, for each month, stating the ridership for the month affected, the previous year's ridership, and the specific cause of disruption.

         2.13 Emergency Services: In the event of disruption of the employee and/or public parking shuttle service(s) at the Airport, upon the written request of the Department, the Carrier, if qualified to provide such service, shall operate said bus service


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on an interim basis. In such event, the Carrier shall be reimbursed for all actual costs plus ten percent of such costs. The actual costs shall be documented in a form auditable and acceptable to the Department. In the event of cessation or disruption of other ground transportation services at the Airport, upon request of the Department, the Carrier shall enhance its service, during such cessation, either directly or through a subcontract to a third party, or the Department may directly provide or contract for some or all of such replacement services.

                                    ARTICLE 3
                               Payment and Reports

         3.01 Minimum Annual Guarantee: The Carrier, for the first year of this Agreement, shall pay to the County a Minimum Annual Guarantee of $250,000.00. This Minimum Annual Guarantee shall be prorated monthly based on the percentages as shown on Exhibit D, attached hereto and made a part hereof, and payable in twelve monthly payments in U.S. funds on the first day of every month in advance and without billing or demand ("Minimum Monthly Guarantee"), plus any State sales/use tax, as may be applicable and required by law.

         3.02 Adjustment of Minimum Annual Guarantee: in the event the Carrier is operating by virtue of this Agreement on January 1, 1994, and annually thereafter, for the remaining term of this Agreement or any extension(s) thereof, the Carrier shall pay to the County the Minimum Annual Guarantee as adjusted by the County. This adjustment shall be equal to the change in the Consumer Price Index (CPI) for Miami/Fort Lauderdale, Florida, published by the U.S. Department of Labor from January 1, 1993 (base month) as compared to each subsequent January (anniversary month) of each year of the initial term or any extensions thereof. Upon the determination of the amount of the appropriate increase or decrease, this Agreement shall be administratively amended to reflect the said CPI change as of each January 1, without formal amendment, upon written notification by the County to the Carrier. In no event shall such an adjustment result in a decrease in the annual guarantee below that of the first year Minimum Annual Guarantee.

         3.03 Percentage Fees: As additional consideration for the rights and privileges granted the Carrier herein, the Carrier shall pay the County the amount by which six and thirty and no hundredths percent (6.30%) of the monthly Gross Revenues as defined in Article 3.04 exceeds the Minimum Monthly Guarantee payment required by Article 3.01, and as such monthly guarantee payment may be adjusted in accordance with Article 3.02. The Carrier shall pay such amount to County by the tenth day of the month following the month in which the gross revenues were received or accrued. Any unreported revenues determined by the annual audit provided for in Article 3.12, are considered due


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by the tenth day of the month following the month during which the gross revenues were received or accrued and late payment charges will be applied in accordance with Article 3.05.

         The amount of the Percentage Fee payable hereunder by the Carrier on monthly Gross Revenues for demand service passengers, originating and transported specifically from the Seaport to the Airport, shall be reduced by the amount paid by the Carrier to the Seaport Department in fees for the privilege of transporting passengers from the Seaport to the Airport, but in no event shall such reduction be greater than the percent fee payable to the Department for such Seaport-to-Airport service under this Agreement.

         3.04 Gross Revenues: The term "Gross Revenues" shall mean all monies, paid or payable for all transactions made or services rendered by the Carrier or its subcontractor pursuant to the terms of this Agreement, regardless of when paid, or when or where transactions are made or services rendered, whether paid or unpaid, whether on a cash or credit basis, including, but not limited to, monies derived from providing the Demand Services to and from the Airport and sales of advertising space; provided, however, any sales and use taxes imposed by law and directly paid by the Carrier to a taxing authority shall be excluded therefrom. For these purposes, advance or deposit receipts shall be recognized as Gross Revenues when received and billings for services rendered shall be recognized as Gross Revenues when the services are performed. Receipts from passengers (or the distributor of such coupons, tokens and vouchers) using coupons, tokens, and vouchers shall be considered part of Gross Revenues if used for Demand Services. Such coupons, tokens and vouchers may be at discounted rates. Sales Commissions paid by the Carrier to third parties shall be deducted from Gross Revenues.

         3.05 Late Payment Change: In the event the Carrier fails to make any payments as required to be paid under the provisions of this Agreement within ten calendar days of the due date, interest at the rates established from time to time by the Board of County Commissioners of Dade County, Florida (currently set at l 1/2% per month) shall accrue against all such delinquent payment(s) from the original due date until the Department actually-receives payment. The right of the County to require payment of such interest and the obligation of the Carrier to pay same shall be in addition to and not in lieu of the rights of the County to enforce other provisions herein, including termination of this Agreement, and to pursue other remedies provided by law.

         3.06 Worthless Check or Draft: In the event that the Carrier delivers a worthless check or draft to the County in payment of any obligation arising under this Agreement, the Carrier shall incur and pay a service charge of FIFTEEN DOLLARS or five percent of the face value of the check, whichever is greater (Florida Statute 68.065), plus a service fee of FIFTEEN DOLLARS or five percent of the face value of the check, whichever is greater (Florida Statue 125.0105). Further, in such event,


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the Department may require that future payments required pursuant to this
Agreement be made by cashier's check, wire transfer or other means acceptable to the Department.

         3.07 Address for Payments: All payments required from the Carrier shall be due and payable, by mail, at the following:

                         Dade County Aviation Department
                         Accounting Division
                         Post Office Box 592616
                         Miami, Florida 33159

         Payments may be made by hand delivery to the Accounting Division offices during normal working hours.

         3.08 Payments Security: Prior to the commencement of operations under this Agreement, the Carrier shall provide the County, and shall keep in full force and effect during the term of this Agreement, an irrevocable letter of credit or other type of security, acceptable to the Department and so endorsed as to be readily negotiable by the County, for the payments required hereunder in an amount equal to $100,000, plus any State sales/use taxes as may be applicable and required by law. The Department may draw upon such payment security instrument if the Carrier fails to pay the fees and charges required within the time limits specified herein. Such payment security instrument shall be in a form acceptable to the Department.

         3.09 Records and Reports: The Carrier shall keep in Dade County, and at the Maintenance Facility on the Airport if leased by the Carrier, during the term of this Agreement, all, books of account, records and reports customarily used in this type of operation necessary to report Gross Revenues and to calculate the Percentage Fees payable hereunder and as may, from time to time, be required by the Department to document the activities of the Carrier pursuant to this Agreement. The form of all such books of account, records, and reports and accounting procedures to be used hereunder shall be subject to the approval of the Department and/or the auditors of the County (one or more of the following: the designated external auditing firm or other certified public accounting firm selected by the Department, the Internal Auditing Department of the County or auditors of the State of Florida), prior to the commencement of operations hereunder. Subsequent recommendations for changes, additions or deletions to such books of account, records and reports by the auditors of the County shall be complied with by the Carrier when requested by the Department. All moneys collected hereunder shall be accounted for in accordance with generally accepted accounting principles. The auditors of the County and the Department shall have the right without limitation, and shall be permitted, during normal business hours, to audit and examine all books of account, records and reports relating to the operations of the Carrier hereunder, including, but not limited to, balance sheets, profit and loss statements, deposit receipts, Florida State Sales Tax


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
Reports and such other documents as may be determined by the Department to be necessary and appropriate, provided that the Carrier shall not be required to retain such records in Dade County, Florida for more than five years after the end of each annual period of this Agreement nor for more than three years following termination of this Agreement.

         3.10 Revenue Control Procedures: Notwithstanding anything to the contrary contained herein, the Carrier shall comply with such revenue control procedures as may be established from time to time by the Department.

         3.11 Monthly Report of Gross Revenues: on or before the tenth day following the end of each calendar month throughout the term of this Agreement, the Carrier shall furnish to the Department a statement of monthly Gross Revenues for the Carrier for the preceding calendar month and certify as to the accuracy of such Gross Revenues in Exhibit E and in detail as shall be prescribed by the Department, from time to time.

         3.12 Annual Audit Required: As soon as practical, but no later than 60 days after each anniversary of the commencement date of this Agreement and within 60 days following termination of this Agreement, the Carrier shall, at its sole cost and expense, provide to the Department on an annual (or portion thereof) basis an audit report of monthly Gross Revenues, containing an unqualified opinion, prepared and attested to by an independent certified public accounting firm. The report shall include a schedule, on a monthly basis, of Gross Revenues and Minimum Monthly Guarantee and Percentage Fees payments made to the County under this Agreement, prepared in accordance with the comprehensive basis of accounting defined under terms of this Agreement and reported in such format as shall be prescribed by the Department. The audit shall be conducted in accordance with generally accepted auditing standards and include the issuance of a management letter, which will contain the findings discovered during the course of the examination, such as recommendations to improve internal controls and other significant matters related to this Agreement. In addition, the audit shall also include comprehensive compliance procedures to determine whether the books of account, records and reports were kept in accordance with the terms of the Agreement for the period of examination. The auditor shall report such procedures and findings in a separate letter report to the Department. The last such report shall include the last day(s) of operations. All reports and letters required pursuant to this Article
3.12 shall be submitted to and discussed with the Department in draft form, before being issued in final form. There shall be no changes in the scope of the reports and letters required hereunder without the specific prior written approval of the Department.

         3.13 Right to inspect: The Department and the auditors of the County shall have the right, without limitation, of access at all reasonable times to any premises, on or off-Airport, which


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
the Carrier may occupy for use as administrative, maintenance and operational facilities in connection with its operations pursuant to this Agreement, to: (1) inspect, review, verify and check all or any portion(s) of the procedures of the Carrier for recording or compiling Gross Revenues information; and (2) audit, check, inspect and review all books of account, records, financial reports, financial statements, operating statements, inventory records, copies of Federal income and State sales tax returns, and work papers relating to operation of the Franchise, and other pertinent information as may be determined to be needed or desirable by the Department.

                                    ARTICLE 4
                                   Operations

         4.01 Vehicles: The Carrier shall provide an adequate number of new, suitable, modern, airconditioned transportation vehicles, as permitted by law, having not less than nine passenger seats, of good quality, ready for use and immediately available to transport all passengers requesting demand ground transportation pursuant to this Agreement. New vehicles shall be defined as vehicles purchased new by the Carrier within a 12 month period prior to or after January 1, 1993. Such vehicles shall be sufficient in size, quality and quantity and maintained in good condition so as to meet all such demands for the exclusive transportation service rights granted to and obligations assumed by the Carrier under this Agreement. The Carrier shall utilize equipment and services of other companies as may be necessary for it to meet the reasonable normal and peak demand for the services required of the Carrier under this Agreement at any time that the quantity of its own equipment is insufficient to meet the demand, as determined by the Department. Vehicles so used shall be of a quality at least equal to those owned by the Carrier and used to provide demand services herein. The Carrier shall maintain its vehicles and other equipment in a clean, first-class operable condition and shall at all times maintain efficient and courteous service to the public. The Carrier shall equip all vehicles being used for services hereunder with two-way communications. All vehicles operated by Carrier in providing services under this Agreement shall have distinctive markings, painting, graphics, signing and colors, which identify the name of Carrier, the vehicle itself by a distinctive number and the type of service for which the vehicle is used. Color, paint, markings, graphics and signing shall be approved in advance by the Department. All multi-passenger vehicles shall be capable of prominently posting, for external reading, a Service Area destination sign. The Carrier shall maintain its vehicles in quality condition for any extension period and the determination of the Department to extend this Agreement will, in part, be based on the condition of the Carrier's vehicles and the Carrier's commitment to properly maintain, or replace vehicles as necessary. At any time during the extension period referred to in Article 1.02, hereof, if requested to do so by the Department, or at any time during the initial term of this Agreement that vehicles are replaced by the Carrier, the Carrier shall acquire or replace the vehicles with


                                   FA-10(AD-3)
vehicles approved by the Department. During the initial term, if this Agreement is terminated for cause or by lapse of time, the County shall have the right to purchase the vehicles of the Carrier, used in providing the Demand Services, for the unamortized portion of the original purchase price, on a four year straight line basis, of such vehicles, but such right shall impose no obligation upon the County to purchase all or any the vehicles. The Carrier shall furnish an inventory of its vehicles used in providing the Demand Services hereunder, along with documentation of the acquisition cost, within 30 days of such acquisition, and as replacement vehicles are acquired. During the initial term or any extension period of this Agreement, if this Agreement is cancelled by the Department pursuant to Article 11.04(A), the Department shall purchase the demand service vehicles used in the day-to-day operations of the Carrier hereunder, which have been purchased by the Carrier and in service by the Carrier for less than four years, for the unamortized portion of the original purchase price on a four year straight-line basis.

         Vehicles used in the provision of services hereunder must be owned or leased by the Carrier and must be driven by employees of the Carrier.

         4.02 Passenger Loading: Unless otherwise directed by the Department, the Carrier shall load passengers only within the Demand Service Zones as established and designated pursuant to Article 2.05 hereof. Notwithstanding anything to the contrary contained herein, any passenger loaded in the Demand Service Zones shall be considered a demand service passenger hereunder.

         4.03 Substitute Service: It is understood and agreed between the parties hereto, that in the event of temporary or substantial failure of service by the Carrier, or in the event the Carrier fails to have a sufficient number of vehicles available and ready for use for loading of passengers desiring transportation, pursuant to this Agreement, the Department, at its sole discretion, for passenger convenience, may supplement or authorize other services until complete service is restored by the Carrier. Any such action of substitution or authorization of other service on behalf of the County shall not be considered as a violation by the County of the rights of the Carrier under this Agreement, nor shall it relieve the Carrier of its responsibilities, financial and otherwise, under this Agreement.

         4.04 Vehicle Waiting: The Carrier shall require its drivers and vehicles to remain away from the passenger loading areas and the starter positions at the Terminal until such time as either a Carrier or Department starter specifically instructs the driver and vehicle to approach the passenger loading area in a Service Zone. The Carrier shall ensure that their transportation vehicles in the waiting line are manned by drivers. The Carrier shall require that the doors of its vehicles nearest the moving traffic lane be closed at all times.

         4.05 Complaints: The public shall be given the highest consideration in matters affecting the operation of the Carrier under the terms of this Agreement. Any questions or complaints


                                  FA-11 (AD-2)
regarding the standards of service, appearance and maintenance of the vehicles or other standards of operation or public safety, which shall be brought before the Department, shall be subject to review by the Department with due notice thereof given to the Carrier. The Department may take such action as it deems appropriate in the particular circumstances. The Carrier shall thereafter take the necessary steps to comply with any reasonable directive of the Department necessary to resolve complaints received and to prevent their recurrence. The Carrier shall send copies of all correspondence related to customer complaints relative to operations hereunder to the Department.

         4.06 Lost and Found: The Carrier shall operate a lost and found service for baggage and belongings of its customers.

         4.07 No Solicitations: The Carrier agrees that no solicitations for private business other than that herein provided for shall be carried on by the Carrier at the Airport. The carrying on, or conducting, or the administration or supervision of any other type or kind of business at the Airport by the Carrier is strictly prohibited, unless specifically authorized by a separately issued permit or agreement. This prohibition includes, but is not limited to, activities such as the solicitation of, or the execution of rental car contracts, the receipt of rental cars or the servicing, parking or moving of rental cars on the Airport.

         4.08 Advertising: The Carrier may sell advertising space, for display on the outside or inside of its demand service vehicles. All revenues derived from such sales shall be considered as part of Gross Revenues hereunder.

         4.09 No Interference: The Carrier shall conduct its operations in an orderly and proper manner so as not to annoy, disturb, interfere with or be offensive to others, and shall control the conduct, demeanor and appearance of its officers, employees, agents and representatives, and, upon objection from the County or its authorized representative(s) concerning the conduct, demeanor and appearance of such persons, shall immediately take all steps necessary to correct or remove the cause of the objection.

         4.10 Waste Disposal: The Carrier shall cause its drivers to use the waste receptacles provided for the disposal of all waste materials, including cigarette butts, matches, paper and other accumulated waste.

                                    ARTICLE 5
                                    Personnel

         5.01 Manager: The Carrier shall designate, in writing, a qualified full-time, locally resident, Manager, different from the manager(s) required by any other agreement with the County, who shall be readily available during regular business hours, and who shall serve as the primary day-to-day contact of the Carrier


                                  FA-12 (AD-2)
with the Department for all activities pursuant to this Agreement ("Manager"). The Manager shall be qualified and experienced in the management, control and operation of the services required to be performed hereunder and shall be delegated sufficient authority by the Carrier to insure proper performance in accordance with the terms and conditions of this Agreement. The Manager shall have no other responsibilities except pursuant to this Agreement. The Carrier shall also designate, in writing, sufficient assistant managers and supervisors, who can be contacted by telephone, radio, or pager during non-regular business hours and absences of the Manager.

         5.02 Starter Services: The Carrier shall, at all reasonable times and during the periods following the arrival of all incoming flights, have qualified and experienced starters (dispatchers), approved in writing by Department, with considerable knowledge of the South Florida area, assigned to appropriate Service Zones to supervise and direct the vehicle drivers of the Carrier and assist passengers relative to their use of the Demand Services. All starter personnel shall be able to read and clearly and distinctively speak both English and Spanish. The starters shall assist passengers in selection of an appropriate mode of transportation, provide information on fares and services, and coordinate the flow of ground transportation vehicles of the Carrier from and through the Service Zones. The Carrier shall at all times, 24 hours per day, seven days per week, have assigned to duty in the Airport Terminal Complex, not less than one highly qualified, experienced starter supervisor, who shall be authorized to act for the Carrier relative to operations hereunder. During off-peak periods, overall or on a zone-by-zone basis, as may be defined by the Department from time to time, a driver of the Carrier may also serve as starter, if such driver meets the qualifications of a starter as stated herein. In the event the Carrier does not provide a starter meeting the requirements above, the Department shall have the right to provide a qualified starter and the Carrier shall pay all costs for such starter provided by the County plus a 25% administrative charge.

         5.03 Employees: The Carrier shall properly control its employees, who shall present a clean, neat and professional appearance at all times, discharge their duties in a cooperative, courteous and efficient manner, and be suitably uniformed in a manner distinctly different from that of other employees of the Carrier at the Airport or other Airport personnel. The Carrier shall require all personnel to wear visibly on their person, at all times while on duty, a distinctive name tag identifying the individual by name, employee number, as an employee of the Carrier, and, if appropriate, title. The name and employee number of vehicle drivers, plus any other information or data as may be required by the County Code, shall be prominently posted inside their vehicles during any vehicle operations hereunder. All employees of the Carrier, who operate any vehicle in connection with the provision of services hereunder, must have in their


                                  FA-13 (AD-2)
possession a current, valid Florida chauffeurs license. All employees of the Carrier having public contact shall be able to speak English clearly and distinctly. The Carrier shall provide such testing programs, acceptable to the Department, as are necessary to ensure compliance with the above requirement.

         5.04 Employee Discipline: If it is determined by the Department that an employee of the Carrier has acted improperly in the performance of services hereunder, or contrary to the intent and purpose of this Agreement, the Carrier shall be so advised and shall promptly institute appropriate disciplinary action in accordance with the policies and procedures of the Carrier and the severity of the infraction. Should initial disciplinary action fail to correct the performance of an employee or should the severity of the infraction alleged so warrant, the Department shall have the right to require that the Carrier not use such employee in the provision of services under this Agreement.

                                    ARTICLE 6
                                 Fares and Rates

         6.01 Initial Fares: The maximum per passenger fares for Demand Services from the Airport to the Demand Service Areas in Dade County, and other areas identified in the Carrier's Bid (which include applicable taxes), imposed by the Carrier during the first year of the term of this Agreement, have been provided to the County by the Carrier as part of its Bid for award of this Agreement, and are incorporated herein by reference and shall be binding on the Carrier.

         6.02 Fare Adjustments: The maximum per passenger fares pursuant to
Article 6.01 shall be subject to adjustment each six months, during the initial term of this Agreement or any extensions thereof, to compensate for increases in the price of fuel, the percent change in the Miami Area Consumer Price Index, labor cost changes and governmental mandated costs. The Carrier shall request such changes in writing, justifying such adjustments, which the Department may administratively authorize. Any increases in such per passenger fares for other reasons shall require approval by the Board of County Commissioners of Dade County, Florida. In the event the Board of County Commissioners rejects such fare adjustment request, or fails to approve such request following the Carrier's written request, the Carrier shall have the right to cancel this Agreement upon 90 days written notice. In addition, the per passenger fares charged by the Carrier for Demand Services passengers transported from the Airport shall not be less than the marginal cost of the Carrier in providing such Services.

         6.03 Posting of Fares: The Carrier shall develop a schedule of fares and services in an easily readable form, approved by the Department, which shall be printed in English and Spanish and any other languages as may be required by the Department. Such


                                  FA-14 (AD-2)
schedule shall be posted for the specified service areas and any other destinations served by the Carrier, at each passenger loading point required by the Department and shall be available in printed form in each vehicle and with a starter at each passenger loading point.

                                    Article 7
                                 Indemnification

         The Carrier shall protect, defend, and hold the County and its officers, agents and employees completely harmless from and against any and all liabilities, losses, suits, claims, judgments, fines or demands arising by reason of injury or death of any person or damage to any property, including all reasonable costs for investigation and defense thereof (including but not limited to attorney fees, court costs, and expert fees), of any nature whatsoever arising out of or incident to this Agreement, except those arising as a result of the County's right(s) to enter into this Agreement and/or the award hereof, and/or the acts or omissions of officers, agents, employees, contractors, subcontractors, licensees, or invitees of the Carrier regardless of where the injury, death, or damage may occur, unless such injury, death or damage is caused by the sole active negligence of the County. The County shall give the Carrier reasonable notice of any such claims or actions. The Carrier shall also use counsel reasonably acceptable to the County in carrying out its obligations hereunder. The provisions of this Article shall survive the expiration or early termination of this Agreement.

                                    Article 8
                                    Insurance

         8.01 Insurance Required: In addition to such other insurance as may be required by law, the Carrier shall maintain, during the term of this Agreement the following:

                  (A) Public Liability Insurance on a comprehensive basis, including Contractual Liability, in an amount not less than $1,000,000 combined single limit per occurrence for bodily injury and property damage.

                  (B) Automobile Liability Insurance, covering all owned, non-owned and hired vehicles, in an amount not less than $1,000,000 per occurrence combined single limit for bodily injury and property damage or in an amount equal to the insurance requirements for taxicab operations and as required by State law and/or County Code, whichever is the greater.

         The liability insurance coverages required herein shall include those classifications as listed in standard liability insurance manuals, which most nearly reflect the operations of the Carrier under this Agreement. All insurance policies


                                  FA-15 (AD-2)
required pursuant to the terms of this Agreement shall be issued by companies authorized to do business under the laws of the State of Florida. Such companies must be rated no less than "B" as to management and no less than Class VIII as to strength, by the latest edition of Best's Insurance Guide, published by A. M. Best Company, Inc., or its equivalent, or under programs authorized by the State of Florida, subject to approval of the County Risk Management Division.

         8.02 Insurance Certificates Required: Prior to commencement of operations hereunder and annually thereafter, the Carrier shall furnish certificates to the County which certificates shall clearly indicate; (1) that the Carrier has obtained insurance in the type, amount and classifications as required for strict compliance with this Article; (2) that the County is named as an additional insured for the coverage required hereunder; and (3) that no material change or cancellation of said insurance shall be effective without 30 days prior written notice to County. The County reserves the right to require the Carrier to provide such reasonably amended insurance coverage as it deems necessary or desirable upon issuance of notice in writing to the Carrier, which notice shall automatically amend this Agreement effective 30 days after such notice. Other than for Workers Compensation coverage, the County shall have the right to reject aggregate limit policies, policies containing deductibles and self-insurance or other programs regardless of State approval. In determining whether to accept or reject such policies or programs, the Department will consider the adequacy of and security for stand-by coverages, funding levels, self insurance reserves, the ability of the Carrier to handle uninsured claims and risks and the protection of the interests of the County and legitimate claimants.

         8.03 Carrier Liable: Compliance with the requirements of this Article 8 shall not relieve the Carrier from its liability under any other portion of this Agreement.

         8.04 Right to Examine: The Department reserves the right, upon reasonable notice, to examine the original policies of insurance (including but not limited to: binders, amendments, exclusions, riders and applications) to determine the true extent of coverage. The Carrier agrees to permit such inspection in the designated, appropriate offices of the Department.

         8.05 Special Default: Failure by the Carrier to maintain required insurance, to replace or renew expired or exhausted policies or, if self-insurance has been authorized, to maintain adequate reserves, standby coverages or other conditions of the authorization shall be grounds for immediate termination of this Agreement by the Department; provided however that this Agreement may be reinstated by the Department, if, within five days after such termination, the Carrier provides proof, satisfactory to the Department, that the coverages or policies are then as required herein.


                                  FA-16 (AD-2)

                                   Article 9
                            Assignment and Ownership

         9.01 No Assignment: The Carrier shall not assign, transfer, pledge, or otherwise encumber this Agreement.

         9.02 Ownership of Carrier: Since the ownership, control, and experience of the Carrier were material considerations to the County in the entering into of this Agreement, the Carrier shall take no actions which shall serve to transfer or change the structure, ownership or control of the business entity of the Carrier without prior written approval of the Department.


                                   Article 10
                                 Labor Activity

         If any strike, boycott, picketing, work stoppage, slowdown or other labor activity is directed against the Carrier which results in the curtailment or discontinuance of services performed hereunder, the Department shall have the right, during said period, to cause the services required to be provided by the Carrier under this Agreement to be performed by others, without liability by the County to the Carrier. During such period, the contractual requirement to provide the services set forth in Article 2 and to make the payments set forth in Article 3 shall be abated. All other terms, conditions, covenants and provisions contained in this Agreement shall remain in full force and effect. In the event the County incurs any costs as a result of the need to provide alternate services as a result of such labor activity, the Carrier shall pay all such reasonable costs upon billing by the Department.


                                   Article 11
                              Termination by County

         11.01 Payment Defaults: The County shall have the right, upon seven calendar days written notice to the Carrier specifying the amount of payment in default, to terminate this Agreement whenever the non-payment of any sum or sums due hereunder continues for a period of ten calendar days after the due date for such payments; provided, however, that such termination shall not be effective if the Carrier makes the required payment within the notice period.

         11.02 Revenue Control and Audit Defaults: The inability or failure of the Carrier to strictly adhere to the revenue control of procedures established pursuant to Article 3.10, or to provide the County with an unqualified certified audit pursuant to Article 3.12, shall constitute a noncurable default and in such event the County shall have the right to terminate this Agreement upon seven calendar days written notice to the Carrier, without liability to the Carrier. In addition to termination for such


                                  FA-17 (AD-2)
default, the County shall be entitled to collect damages in the full amount of the payments security required pursuant to Article 3.08 hereof.

         11.03 Default Terminations: The County shall have the right to terminate this Agreement, upon 30 days written notice to the Carrier, upon the occurrence of any one or more of the following, unless the same shall have been corrected within such period:

                  (A) Nonperformance of any covenant of this Agreement, other than the covenants to pay monies when due and defaults pursuant to Article 11.02.

                  (B) The conduct of any business, the performance of any service, or the merchandising of any product or service not specifically authorized herein or authorized by permit or otherwise in writing by the Department.

         11.04 Other Terminations: The County shall have the right to terminate this Agreement or abate the terms and conditions of this Agreement, upon five days written notice to the Carrier, without liability by the County to the Carrier, at any time after the occurrence of one or more of the following:

                  (A) Issuance by any court of competent jurisdiction of any injunction substantially restricting the use of the Airport for airport purposes, or the continuance of the provision of services by the Carrier under this Agreement.

                  (B) The assumption by the United States Government or any authorized agency thereof, or any governmental agency, of the operation, control or use of the Airport facilities or any substantial part, or parts thereof, in such a manner as substantially to restrict services and operations under this Agreement.

         11.05 Habitual Default: Notwithstanding the foregoing, in the event that the Carrier has frequently, regularly or repetitively defaulted in the performance of or breached any of the covenants and conditions required herein to be kept and performed by the Carrier, regardless of whether the Carrier has cured each individual condition of breach or default as provided in Articles
11.01 and 11.03 hereinabove, the Carrier shall be determined to be a "habitual violator." At the time such determination is made, the Department shall issue to the Carrier a written notice, advising of such determination and citing the circumstances therefor. Such notice shall also advise the Carrier that there shall be no further notice or grace periods to correct any subsequent breach(es) or default(s) and that any subsequent breach(es) or default(s), of whatever nature, taken with all previous breaches and defaults, shall be considered cumulative and collectively, shall constitute a condition of noncurable default and grounds for immediate termination of this


                                  FA-18 (AD-2)

Agreement. In the event of any such subsequent breach or default, the County may terminate this Agreement upon the giving of written notice of termination to the Carrier, such termination to be effective upon the seventh day following the date of receipt thereof and all payments due hereunder shall be payable to said date, and the Carrier shall have no further rights hereunder. Immediately upon receipt of said notice of termination, the Carrier shall discontinue its operations at the Airport.

     11.06. Automatic Termination: The discontinuance of operations and services required under this Agreement, except pursuant to Article 10 hereof or by reason of Acts of God or force majeure, for any period of time exceeding one consecutive three hour period shall constitute a default by the Carrier and this Agreement shall be automatically terminated.


                                   Article 12
                             Termination by Carrier

     The Carrier shall have the right, upon 30 calendar days written notice to the County, to terminate this Agreement, without liability to the County, at any time after the occurrence of one or more of the following events:

     (A) Issuance by any court of competent jurisdiction of any injunction substantially restricting the use of the Airport for airport purposes, and the remaining in force of said injunction for a period of more than 90 calendar days.

     (B) Breach by the County of any of the material terms, covenants or conditions contained in this Agreement required to be kept by the County and failure of the County to remedy such breach for a period of 90 calendar days after receipt by the Department of written notice sent by registered or certified mail from the Carrier of the existence of such breach.

     (C) Assumption by the United States Government of any authorized agency thereof, or any other governmental agency, of the operation, control or use of the Airport facilities or any substantial part, or parts thereof, in such a manner as substantially to restrict the operations of the Carrier for a period of 90 days.


                                   Article 13
                               Nondiscrimination

     13.01 Employment Discrimination: The Carrier shall not discriminate against any employee or applicant for employment to be employed in the performance of services under this Agreement

                                  FA-19 (AD-2)
with respect to hire, tenure, terms, conditions, or privileges of employment, or any matter directly or indirectly related to employment because of age, sex or physical handicaps (except where based on a bona fide occupational qualification), or because of race, color, religion, national origin or ancestry.

         13.02 Nondiscriminatory Access to Service: The Carrier, for itself, its personal representatives, successors in interest and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant of this Agreement; (1) that no person on the grounds of race, color, age, sex, religion, national origin or ancestry shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of the services provided hereunder; (2) that in the furnishing of services hereunder, no person on the grounds of race, color, age, sex, religion, national origin or ancestry shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination; and (3) that the Carrier shall provide services in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended.

         13.03 Breach of Nondiscrimination Covenants: In the event it has been determined that the Carrier has breached the nondiscrimination covenants contained in Articles 13.01 and 13.02 above, pursuant to the complaint procedures contained in the applicable Federal Regulations, and the Carrier fails to comply with the sanctions and/or remedies which have been prescribed, the County shall have the right to terminate this Agreement pursuant to Article
11.03 hereof.

         13.04 Affirmative Action and Disadvantaged Business Enterprise
Programs: The Carrier acknowledges that the provisions of 14 CFR Part 152, Affirmative Action Employment programs, and 49 CFR Part 23, Disadvantaged Business Enterprise programs, are applicable to the activities of the Carrier under the terms of this Agreement, unless exempted by said regulations, and hereby agrees to comply with all requirements of the County, the Department, the Federal Aviation Administration and the U.S. Department of Transportation, which are applicable to the activities of the Carrier. These requirements may include, but not be limited to, the compliance with Disadvantaged Business Enterprise and/or Employment Affirmative Action participation goals, the keeping of certain records of good faith compliance efforts, which would be subject to review by the various agencies, and the submission of various reports, including, if directed by the Department, the contracting of specified percentages of goods and services contracts to Disadvantaged Business Enterprises. In the event it has been determined, in accordance with applicable regulations, that the Carrier has defaulted in the requirement to comply with the requirements of this section and fails to comply with the sanctions and/or


                                  FA-20 (AD-2)
remedies then prescribed, the County shall have the right, upon written notice to the Carrier, to terminate this Agreement pursuant to Article 11.03 hereof.

         Further, the Carrier acknowledges that as part of its bid, it has submitted an Affirmative Action Plan which, along with any Department approved revisions, is hereby incorporated as a contractual obligation to Dade County. The Carrier shall undertake and perform the affirmative actions specified therein. The Aviation Director may declare the Carrier in default of this Agreement for failure of the Carrier to comply with the requirements contained herein.

                                   Article 14
                         Rules, Regulations and Permits

         14.01 Rules and Regulations: The Carrier, notwithstanding anything to the contrary contained herein, shall comply with all Ordinances of the County, including Chapter 25 (the Rules and Regulations of the Department) and Chapter 31 (Vehicles for Hire), of the Code of Metropolitan Dade County, Florida, as the same may be amended from time to time, Operational Directives issued thereunder, and all additional laws, ordinances, regulations and rules of the Federal, State and County Governments, and any and all plans and programs developed in compliance therewith, which may be applicable to its operations or activities under this Agreement.

         14.02 Violations of Rules and Regulations: The Carrier agrees to pay on behalf of the County any penalty, assessment or fine, issued in the name of the County, or to defend in the name of the County any claim, assessment or civil action, which may be presented or initiated by any agency of the Federal, State or County governments, based in whole or substantial part upon a claim or allegation that the Carrier, its agents, employees or invites, have violated any law, ordinance, regulation or rule described in Article 14.01 above or any plan or program developed in compliance therewith. The Carrier further agrees that the substance of this Article 14.02 and Article 14.01 above shall be included in every contract and other agreement, which the Carrier may enter into related to its operations and activities under this Agreement and that any such contract and other agreement shall specifically provide that "Dade County, Florida, is a third party beneficiary of this and related provisions." This provision shall not constitute a waiver of any other conditions of this Agreement prohibiting or limiting assignments or subcontracting.

         14.03 Permits and Licenses: The Carrier shall obtain, pay for, and maintain current all permits and licenses as required for its operations hereunder.

         14.04 Alcohol and Drug Testing: The Carrier acknowledges that the County, as a public agency sponsor under the provisions


                                  FA-21 (AD-2)
of the Airport and Airway Improvement Act of 1982, as amended, has the obligation to establish a drug free workplace and to establish policies and programs to ensure airport safety and security. The Carrier acknowledges that the Department, on behalf of the County, has the right to require users of the Airport (Lessees, Permittees, Licensees, etc.) to establish reasonable programs to further the achievement of the obligations described herein. Accordingly, the Carrier shall establish programs for pre-employment alcohol and drug screening for all candidates for employment at the Airport and for the same or similar screening based upon a reasonable suspicion that an employee, while on duty at the Airport, may be under the influence of alcohol or drugs. Further, to the extent permitted by law and/or contract, the Carrier shall establish a program for the random alcohol and drug screening of all its employees who are authorized, pursuant to other provisions of this Agreement, to operate, any type or kind of motor vehicle on the Airport. The Carrier shall make reasonable good faith efforts to try to negotiate amendments to any existing contract(s) which may serve as a bar to the Carrier's implementation of its obligations hereunder.

         14.05 Drug-Free Workplace Certification: Notwithstanding the provisions of Article 14.04 above and in addition thereto, the Carrier, in its execution of this Agreement, hereby certifies and agrees, pursuant to County Ordinance #92-15, adopted on March 17, 1992, as such may be amended from time to time, that it will provide drug-free workplace(s) for all its employees. In providing such drug-free workplace(s), as a minimum, the Carrier shall do the following:

                  (A) Provide each employee with a written statement notifying the employee that the unlawful manufacture, distribution, dispensation, possession or use of a controlled substance, as defined in Section 893.02(4), Florida Statutes in the Carrier's workplace(s) is prohibited and specifying the actions the Carrier will take against employees for violation of such prohibition. Such written statement shall also inform the employee about the following:

                           (1) The dangers of alcohol and drug abuse in the workplace.

                           (2) The Carrier's policy of maintaining a drug-free environment at all its workplaces, including, but not limited to, all locations where employees perform any task relating to its operations under this Agreement.

                           (3) Any available alcohol and drug counseling, rehabilitation and employee assistance programs available to employees with an alcohol or drug problem.


                                  FA-22 (AD-2)

                           (4) The penalties that may be imposed by the Carrier on employees for alcohol or drug abuse violations.

                  (B) Require each employee to sign a copy of the written statement required pursuant to Section (A) above to acknowledge the employee's receipt of same and advice as to the specifics of such policy. The Carrier shall maintain copies of the statements signed by its employees. The Carrier shall also post in prominent places at all of its workplaces a written statement of its drug-free workplace policy containing at least all of the elements contained in Paragraphs (1) through (4) of Section (A) above.

                  (C) Notify each employee, in the written statement required pursuant to Section (A) above, that as a condition of employment, the employee will (i) abide by the Carrier's drug-free workplace policy contained in the written statement; and (ii) notify the Carrier of any criminal drug statute conviction for a violation occurring in the workplace no later than five days after such conviction.

                  (D) Notify the Department within ten days after receiving notice under Section (C) above from such employee or otherwise receiving actual notice of such conviction.

                  (E) Impose appropriate personnel action, up to and including termination, for any employee convicted for violation of a criminal drug statute; or, require such employee to satisfactorily participate in a drug abuse assistance or rehabilitation program, approved for such purposes by a Federal, State or local health, law enforcement or other appropriate agency.

                  (F) Make a good faith effort to continue to maintain a drug-free workplace through implementation, of Sections (A) through (E) above.

         Annually, as of the annual anniversary date of the effective date of this Agreement, the Carrier shall provide a certification, in a form to be prescribed by the County, that it will continue to provide for drug-free workplace(s) in the same manner as described herein.

         This Agreement shall be terminated, upon fifteen days written notice to the Carrier, and without liability to the County, if the Department or the County Manager determines any of the following

                  (G) That the Carrier has made a false certification in its execution of this Agreement or in accordance with the annual re-certification required above;


                                  FA-23 (AD-2)

                  (H) That the Carrier has violated its original or renewal certification by failing to carry out any of the requirements contained in Sections (A), (B), (C),
                           (D), (E) or (F); or

                  (I) That such a number of employees of the Carrier have been convicted of violations in workplace(s), as to indicate that the Carrier has failed to make a good faith effort to provide a drug-free workplace as required herein.

                                   Article 15
                       Trust Agreement and Bond Resolution

         15.01 Incorporation of Trust Agreement and Bond Resolution by
Reference: Notwithstanding any of the terms, provisions and conditions of this Agreement, it is understood and agreed by the parties hereto that the provisions of the Trust Agreement dated as of the 1st day of October, 1954, as amended, by Chase Manhattan Bank, (now the Chase Manhattan Bank, National Association) as trustee and the First National Bank of Miami (now Southeast Bank, N.A.) as co-trustee, (the "Trust Agreement") and Resolution No. R-1654-84 adopted by the County on December 4, 1984, securing Dade County Aviation Facilities Revenue Bonds (the "Bond Resolution"), which Trust Agreement and Bond Resolution are incorporated herein by reference thereto, shall prevail and govern in the event of any conflict or inconsistency with or ambiguity relating to the terms and conditions of this Agreement, including rents, fees or charges required herein, and their modification or adjustment. Copies of the Trust Agreement and Bond Resolution are available for inspection in the offices of the Department during normal working hours.

         15.02 Adjustment of Terms and Conditions: If, at any time during the term of this Agreement, a court of competent jurisdiction shall determine that any of the terms and conditions of this Agreement, including the rentals, fees and charges required to be paid hereunder to the County by the Carrier or by other Carriers or Lessees under other Agreements of the County for the lease or use of facilities used for similar purposes, are unjustly discriminatory, the County shall have the right to modify such terms and conditions and to increase or otherwise adjust the rentals, fees and charges required to be paid under this Agreement in such a manner as the County shall determine is necessary and reasonable so that the rentals, fees and charges payable by the carriers and others shall not thereafter be unjustly discriminatory to any user of like facilities and shall not result in any violation of the Trust Agreement and/or Bond Resolution or in any deficiency in revenues necessary to comply with the covenants of the Trust Agreement and/or Bond Resolution. In the event the County has modified the terms and conditions of this Agreement, including any adjustment of the rentals, fees and


                                  FA-24 (AD-2)
charges required to be paid to the County pursuant to this provision, this Agreement shall be amended to incorporate such modification of the terms and conditions including the adjustment of rentals, fees and charges upon the issuance of written notice from the Department to the Carrier.

         15.03 Carrier Right to Terminate: In the event the terms and conditions of this Agreement, including the rentals, fees and charges payable hereunder, have been substantially modified pursuant to Article 15.02 above, the Carrier, at any time within one year following the effective date of such modification may terminate this Agreement by giving 90 days written notice to the County, without liability by any party to any other party.


                                   Article 16
                                  Civil Actions

         16.01 Governing Law/Venue: This Agreement shall be governed and construed in accordance with the laws of the State of Florida. The venue of any action on this Agreement shall be laid in Dade County, Florida, and any action to determine the rights or obligations of the parties hereto shall be brought in the courts of the State of Florida.

         16.02 Notice of Commencement of Civil Action: In the event that the County or the Carrier commence a civil action in the State or Federal courts, where such action is based in whole or in part on an alleged breach of this Agreement, the County and the Carrier agree to waive the procedure for initial service of process mandated by Chapters 48 and 83, Florida Statutes, Rule 1.070, Florida Rules of Civil Procedure and Rule 4(c), Federal Rules of Civil Procedure. In such event the County and the Carrier agree to submit themselves to the jurisdiction of the court in which the action has been filed when initial service has been made in the following manner:

                  (A) Upon the County: by Certified Mail, Return Receipt Requested, sent to (i) the party indicated in Article
                         17.06 on behalf of the County and (ii) with a copy to the County Attorney, Aviation Division, P.O. Box 592075 AMF, Miami, FL 33159.

                  (B) Upon the Carrier: by personal service or by Certified Mail, Return Receipt Requested, upon the party indicated in Article 17.06 on behalf of the Carrier, with a copy to whatever attorney the Carrier has designated in writing, if any.

         In the event that the County and/or the Carrier raise an objection to service of initial pleadings as provided for herein, and the trial court overrules such objection, the objecting party shall pay liquidated damages (attorney's fees) in the amount of


                                  FA-25 (AD-2)

$250.00 to plaintiff in such action, prior to answering the complaint.

         16.03 Registered Office/Agent; Jurisdiction: Notwithstanding the provisions of Article 16.02 above, and in addition thereto, the Carrier, if a corporation, shall designate a registered office and a registered agent, as required by Section 48.091, Florida Statutes, such designations to be filed with the Florida Department of State in accordance with Section 607.034, Florida Statutes. If the Carrier is a natural person, he and his personal representative hereby submit themselves to the jurisdiction of the Courts of this State for any cause of action based in whole or in part on the alleged breach of this Agreement.

                                   Article 17
                                Other Provisions

         17.01 Cooperation at Termination: Upon notice of termination of this Agreement, the Carrier shall cooperate, upon written request of the Department, with the operator selected to succeed the Carrier, such cooperation to include, but not be limited to, meeting with the successor operator to coordinate the changeover in service, allow successor to inspect all facilities owned by the Department, and coordinate with the successor installation of communication lines and the like necessary for its operation.

         17.02 Payment of Taxes: The Carrier shall pay any taxes lawfully assessed against its operations hereunder; provided, however, that the Carrier shall not be deemed to be in default of its obligations under this Agreement for failure to pay such taxes pending the outcome of any legal proceedings instituted in courts of competent jurisdiction to determine the validity of such taxes. Failure to pay same after the ultimate adverse conclusion of such contest shall constitute a default, pursuant to Article 11.01.

         17.03 Rights to be Exercised by Department: Wherever in this Agreement rights are reserved to the County, such rights may be exercised by the Department.

         17.04 Rights of County at Airport: The County shall have the absolute right, without limitation, to make any repairs, alterations and additions to any structures and facilities at the Airport. The County shall, in the exercise of such right, be free from any and all liability to the Carrier for business damages occasioned during the making of such repairs, alterations and additions, except those occasioned by the sole active negligence of the County, its employees, or agents.

         17.05 Federal Subordination: This Agreement shall be subordinate to the provisions of any existing or future agreements between the County and the United States of America


                                  FA-26 (AD-2)
relative to the operation and maintenance of the Airport, the execution of which has been or may be required as condition precedent to the expenditure of Federal funds for the development of the Airport. All provisions of this Agreement shall be subordinate to the right of the United States of America to lease or otherwise assume control over the Airport, or any part thereof, during time of war or national emergency for military or naval use and any provisions of this Agreement inconsistent with the provisions of such lease to the United States of America shall be suspended.

        17.06 Notices: Any notices given under the provisions of this Agreement shall be in writing and shall be hand delivered or sent by Registered or Certified Mail, Return Receipt Requested to:

                  To the County:

                         Director
                         Dade County Aviation Department
                         Post Office Box 592075
                         Miami, Florida 33159

                  To the Carrier, care of the Manager, or to:

                         Miami Shuttle, Inc.
                         4300 N.W. 14th Street
                         Miami, Florida 33126

or to such other respective addresses as the parties may designate to each other in writing from time to time. Notices by Registered or Certified Mail shall be deemed given on the delivery date indicated on the Return Receipt from the U.S. Postal Service.

         17.07 Severability: If any provision of this Agreement or the application thereof to either party to this Agreement are held invalid by a court of competent jurisdiction, such invalidity shall not affect other provisions of this Agreement which can be given effect without the invalid provision, and to this end, the provisions of this Agreement are severable.

         17.08 No Waiver: There shall be no waiver of the right of the County to demand strict performance of any of the provisions, terms and covenants of this Agreement nor shall there be any waiver of any breach, default or non-performance hereof by the Carrier unless such waiver is explicitly made in writing by the Department. Any previous waiver or course of dealing shall not affect the right of the County to demand strict performance of the provisions, terms and covenants of this Agreement with respect to any subsequent event or occurrence or of any


                                  FA-27 (AD-2)
subsequent breach, default or non-performance hereof by the Carrier.

         17.09 Right to Regulate: Nothing in this Agreement shall be construed to waive or limit the governmental authority of the County, as a political subdivision of the State of Florida, to regulate the Carrier or its operations.

         17.10 Inspections: The authorized employees and representatives of the County, and of any applicable Federal or State agencies having jurisdiction hereof, shall have the right of access at all reasonable times to the equipment operated by the Carrier hereunder and any premises, on or off-Airport, which the Carrier may occupy for use as administrative, maintenance and operational facilities in connection with its operations hereunder for the purposes of inspection to determine compliance with the provisions of this Agreement, even if such inspection may disrupt the activities of the Carrier. The right of the County to make inspections, pursuant to this Article and other provisions of this Agreement, shall impose no duty on the County to inspect and shall impart no liability on the County should it not make any such inspections.

         17.11 Headings: The headings of the various Articles and Sections of this Agreement, and the Table of Contents, are for convenience and ease of reference only, and shall not be construed to define, limit, augment or describe the scope, context or intent of this Agreement or any part or parts of this Agreement.

         17.12 Binding Effect: The terms, conditions and covenants of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. This provision shall not constitute a waiver of any conditions prohibiting assignment or subletting.

         17.13 Performance: The parties expressly agree that time is of the essence in the performance of this Agreement and that the failure by the Carrier to complete performance within the time specified, or within a reasonable time if no time is specified herein, shall relieve County of any obligation to accept such performance.

         17.14 County-Carrier Relationship: Notwithstanding any of the terms, conditions and covenants of this Agreement, nothing contained herein shall be construed as creating any landlord and tenant relationship between the County and the Carrier. Further, officers, agents, or employees of the Carrier shall not be deemed to be employees of the County for any purpose whatsoever. No partnership or joint venture relationship between the County or the Department and the Carrier is created or intended in this Agreement.


                                  FA-28 (AD-2)

         17.15 Entirety of Agreement: The parties hereto agree that this Agreement sets forth the entire Agreement between the parties, and there are no promises or understandings other than those stated herein. None of the provisions, terms and conditions contained in this Agreement may be added to, modified, superseded or otherwise altered, except as may be specifically authorized herein or by written instrument executed by the parties hereto.


                                  FA-29 (AD-2)

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their appropriate officials as of the date first above written.


                                        BOARD OF COUNTY COMMISSIONERS
                                        OF DADE COUNTY, FLORIDA

                                        By:  /s/ Illegible Signature
                                              County Manager

                                        Attest: Marshall Ader, Clerk

                                        By:  /s/ Illegible Signature
                                              Deputy Clerk


                                               (COUNTY SEAL)
                                        [COUNTY COMMISSIONERS SEAL]



CARRIER:  (If Individual or             CARRIER: (If Corporation)
               partnership)

Name:                                   Name:
                                              MIAMI SHUTTLE, INC.

By:                                     By:  /s/ CHARLES E. MARTIN
                                                            President
                   Print Name

                                        CHARLES E. MARTIN
Title:                                                      Print Name


WITNESS TO ABOVE SIGNATURE:             Attest:   /s/ CHARLES E. MARTIN
                                                            Secretary
/s/ Illegible Signature
                                        /s/ CHARLES E. MARTIN
                                                            Print Name
/s/ Illegible Signature


                                  FA-30 (AD-2)